UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

ASSISTED LIVING CONCEPTS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-13498 (Commission File Number)	93-1148702 (I.R.S. Employer Identification No.)

1394 Empire Central, Suite 900 Dallas, Texas (Address of principal executive offices)		75247 (Zip Code)

Registrant’s telephone number, including area code: (214) 424-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Plan of Merger and Acquisition Agreement
First Amendment to Rights Agreement
Employee Severance Plan
Press Release

Item 1.01.     Entry into a Material Definitive Agreement.

Merger Agreement

     On November 4, 2004, Assisted Living Concepts, Inc., a Nevada corporation (“ALC”), entered into a Plan of Merger and Acquisition Agreement (the “Merger Agreement”) with Extendicare Health Services, Inc., a Delaware corporation (“Extendicare”) and Alpha Acquisition Corp., a Nevada corporation (“Merger Sub”) and a wholly-owned subsidiary of Extendicare, pursuant to which Extendicare will acquire ALC.

     On the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into ALC, with ALC as the surviving corporation (the “Merger”), and each share of common stock of ALC, $0.01 par value (the “ALC Common Stock”) issued and outstanding at the effective time of the Merger (the “Effective Time”), other than the shares for which ALC shareholders have properly demanded dissenters’ rights, will be converted into the right to receive $18.50 in cash.

     The completion of the Merger is subject to the approval by the holders of a majority of the voting power of the ALC Common Stock. The Merger Agreement is subject to the satisfaction of other conditions customary to transactions of this type, including, without limitation, the expiration of the waiting period under the Hart-Scott-Rodino Act and any required governmental approvals. The Merger is expected to be completed during the early part of the first calendar quarter of 2005.

     The above description of the Merger, Merger Agreement and related transactions and agreements is qualified in its entirety by the terms of the Merger Agreement, which is filed as Exhibit 2.1 to, and incorporated by reference in, this Current Report on Form 8-K.

Employee Severance Plan

     In connection with the proposed Merger, ALC adopted an Employee Severance Plan (the “Plan”) on November 4, 2004. The Plan does not apply to any of ALC’s executive officers. An employee is eligible to participate in the Plan if he or she was an ALC employee on November 4, 2004, and is designated by ALC’s Chief Executive Officer and approved by the Compensation Committee as a participating employee. Eligible employees may receive benefits under the Plan if, within twelve (12) months of the Effective Time, (a) the employee is terminated by ALC without cause, (b) the employee’s position with ALC immediately prior to the Effective Time is eliminated or materially and adversely changed (including compensation), or (c) the employee’s work place is permanently relocated more than 40 miles from the employee’s work place immediately prior to the Effective Time.

     The benefits under the Plan are in addition to, and not in limitation of, any WARN Act payments, accrued but unpaid vacation, paid time off, salary, wages or bonus, COBRA benefits and conversation rights under any group insurance contract to which an employee

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is entitled. In addition, the Plan includes a cap on COBRA premiums payable by the employee (and his or her qualified beneficiaries).

     The Plan is terminable by ALC at any time prior to the Effective Time. To receive benefits under the Plan, eligible employees must agree to a broad waiver and release of certain types of claims against ALC, its affiliates, and certain other persons associated with ALC.

     The above description of the Plan is qualified in its entirety by the terms of the Plan, a copy of which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report on Form 8-K.

Item 3.03.     Material Modification to Rights of Security Holders.

Amendment to Stockholders Rights Plan

     In connection with the Merger Agreement, the Rights Agreement, effective as of October 1, 2004, between ALC and American Stock Transfer & Trust Company, as Rights Agent, was amended as of November 4, 2004, a copy of which amendment is filed as Exhibit 4.1 to, and incorporated by reference in, this Current Report of Form 8-K. The Rights Agreement amendment provides that Extendicare and its affiliates shall not become “Acquiring Persons” under, and thus avoid triggering the rights set forth in, the Rights Agreement as a result of the execution or delivery of, or consummation of the transactions contemplated by, the Merger Agreement and any amendments thereto. The Rights Agreement also provides transfer agent services to ALC.

Item 8.01.     Other Events.

     On November 4, 2004, the Company issued a press release announcing that it had entered into the Merger Agreement. The description of the press release set forth under this “Item 8.01. Other Events” is qualified in its entirety by reference to the press release, a copy of which is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits

(c)	Exhibits

Exhibit
Number	Description
2.1	Plan of Merger and Acquisition Agreement, dated as of November 4, 2004 by and among Assisted Living Concepts, Inc., Extendicare Health Services, Inc. and Alpha Acquisition, Inc. (filed herewith)

4.1	First Amendment to Rights Agreement, dated as of November 4, 2004, by and between Assisted Living Concepts, Inc. and American Stock Transfer & Trust Company, as Rights Agent. (filed herewith)

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Exhibit
Number	Description
10.1	Employee Severance Plan, dated as of November 4, 2004. (filed herewith)

99.1	Press Release, dated November 4, 2004 (filed herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2004	ASSISTED LIVING CONCEPTS, INC.
	By:	/s/ Edward A. Barnes
Edward A. Barnes
Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Plan of Merger and Acquisition Agreement, dated as of November 4, 2004 by and among Assisted Living Concepts, Inc., Extendicare Health Services, Inc. and Alpha Acquisition, Inc. (filed herewith)

4.1	First Amendment to Rights Agreement, dated as of November 4, 2004, by and between Assisted Living Concepts, Inc. and American Stock Transfer & Trust Company, as Rights Agent. (filed herewith)

10.1	Employee Severance Plan, dated as of November 4, 2004. (filed herewith)

99.1	Press Release, dated November 4, 2004 (filed herewith).

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